UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2017

NOODLES & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
As previously announced in the Noodles & Company (the “Company”, “we”, “us” and “our”) Current Report on Form 8-K filed on March 13, 2017, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Mill Road Capital II, L.P. (“Mill Road”), pursuant to which we agreed, in return for aggregate gross proceeds to us of $31.5 million, to issue Mill Road an aggregate of 8,873,240 shares (the “Shares”) of our Class A common stock, par value $0.01 per share (such transaction, the “private placement”). On April 3, 2017, the Shares were issued without registration under the Securities Act of 1933 (as amended, the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act, and the funding of the private placement occurred.
Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 3, 2017, our board of directors (the “Board”), acting by unanimous written consent, appointed Mr. Thomas E. Lynch to the Company’s Board, effective immediately. Mr. Lynch will serve as a Class I director and will stand for election at the Company’s 2017 Annual Meeting of Stockholders. Mr. Lynch was nominated to the Board by Mill Road in accordance with its right set forth in the Securities Purchase Agreement, as described above.
Since January 2005, Mr. Lynch has served as the Senior Managing Director of Mill Road Capital Management LLC, a private equity firm he founded that is headquartered in Connecticut. Mr. Lynch previously founded and was a managing director of the private equity firm Lazard Capital Partners. He also was previously employed as a Managing Director of private equity at the Blackstone Group and as a senior consultant at the Monitor Company, a strategic consulting firm. Mr. Lynch's extensive experience as a director includes currently serving as chairman of the board of directors of Rubio's Restaurants, Inc., a privately held restaurant company controlled by Mill Road Capital Management LLC, and as a director of Panera Bread Company. He previously served as a director of Physicians Formula Holdings, Inc., a public cosmetics company, and has also served on numerous other private and not-for-profit boards of directors. Mr. Lynch earned his Bachelor’s degree with honors in Political Economy and Philosophy from Williams College, a Master of Philosophy degree from Oxford University and a Master of Business Administration degree from Stanford University.
Mr. Lynch is expected to receive compensation for his service on the Board consistent with the Company’s director compensation program for non-employee directors, as disclosed in part III of the Company’s Annual Report on Form 10-K filed on March 2, 2017.
There are no family relationships between Mr. Lynch and any director or executive officer of the Company and there are no transactions between Mr. Lynch and the Company that would be reportable under Item 404(a) of Regulation S-K.
The Board also acted to appoint Mr. Bob Hartnett, an existing director of the Company, to the Board’s Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ DAVE BOENNIGHAUSEN
Name:	Dave Boennighausen
Title:	Chief Financial Officer and Interim Chief Executive Officer

DATED: April 3, 2017